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                                                                    Exhibit 4.15

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                          TECHNICAL OLYMPIC USA, INC.,
                                    as Issuer

                                   ----------

                            FORM OF SENIOR INDENTURE

                         Dated as of ____________, 2005

                                   ----------

                                   [       ],
                                   as Trustee

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     This INDENTURE dated as of _________, 2005, is by and among Technical
Olympic USA, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined) parties hereto, and __________, a ______________, as trustee (the "Trustee").

     The Company has duly authorized the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture. The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01 DEFINITIONS.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          "Affiliate" of any specified Person means:

          (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

          (2) any other Person who is a director or executive officer of:

               (a) such specified Person,

               (b) any Subsidiary of such specified Person, or

               (c) any Person described in clause (1) above.

For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the preceding.

          "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

          "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

          (2) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (1) or (2) above,

               (a) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,


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               (b) any disposition that constitutes a Permitted Investment, a
     "restricted payment" (to the extent that such term is defined in the applicable supplemental indenture) or as permitted by the covenants contained herein or in the applicable supplemental indenture as to each Series of Securities,

               (c) any disposition effected in compliance with Section 5.01(a),

               (d) any disposition of cash or Cash Equivalents, and

               (e) any disposition or series of related dispositions of Property with an aggregate Fair Market Value, and for net proceeds, of less than $1.0 million.

          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

          (1) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligations," and

          (2) in all other instances, the greater of:

               (a) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and

               (b) the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "Board of Directors" means the board of directors of the Company or any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of the Company.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee for the Securities of any Series.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

          "Cash Equivalents" means

          (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;


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          (2) marketable general obligations issued by any state of the United
States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of such state is pledged in support thereof) and, at the time of acquisition thereof, having credit ratings of at least AA- (or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody's;

          (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank organized in the United States of America or Canada, the long-term debt of which is rated at the time of acquisition thereof at least AA- (or the equivalent) by S&P, at least Aa3 (or the equivalent) by Moody's, or 1 by the NAIC and having combined capital and surplus in excess of $500.0 million;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

          (5) commercial paper rated at the time of acquisition thereof in one of the two highest categories obtainable from both S&P and Moody's or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

          (6) interests in any investment company or money market fund substantially all of the assets of which are of the type specified in clauses
(1) through (5) above.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the U.S. Securities and Exchange Commission.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee of a Series of Securities specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company.

          "Debt" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal of, premium (if any) and any other Obligations in respect of:

               (a) debt of such Person for money borrowed, and

               (b) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (2) all Capital Lease Obligations of such Person and Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);


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          (5) the amount of all obligations of such Person with respect to the
Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (6) all obligations of the type referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7) all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be (x) the accreted value thereof at such date in the case of any Debt that does not require current payments of interest, (y) the outstanding balance of all unconditional obligations as described above at such date and (z) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (A) zero if such Hedging Obligation has been Incurred pursuant to Debt under Interest Rate Agreements entered into by the Company or a Subsidiary Guarantor for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Subsidiary Guarantor and not for speculative purposes, provided to the extent that a supplemental indenture as to each Series of Securities defines "permitted debt," then the obligations under such agreements are directly related to payment obligations on Debt which would be permitted debt, or

          (B) the notional amount of such Hedging Obligation if not Incurred pursuant to (A) above.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.08 except that such Security shall not bear the Global Security Legend.

          "Depositary" means, with respect to the Securities of any Series issuable or issued in whole or in part in global form, the Person designated as the Depositary with respect to the Securities of any Series, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

          "Disqualified Stock" means any Capital Stock of the Company or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (2) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

          (3) is convertible or exchangeable at the option of the holder thereof for Debt or other Disqualified Stock,

on or prior to, in the case of clauses (1), (2) or (3), 30 days after the Stated Maturity of the Securities.


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          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

          (1) if such Property has a Fair Market Value equal to or less than $50.0 million (or $100.0 million in the case of an Investment made for the contribution of real property), by any Officer of the Company, or

          (2) if such Property has a Fair Market Value in excess of $50.0 million (or $100.0 million in the case of an Investment made for the contribution of real property), by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "Global Security Legend" means the legend set forth in Section 2.13, which is required to be placed on all Global Securities issued under this Indenture.

          "Global Securities" means a Security evidencing all or a part of a Series of Securities issued to the Depositary for such Series in accordance with
Section 2.03 and bearing the legend set forth in Section 2.13.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements or by agreements to purchase assets, goods, securities or services, to take-or-pay or otherwise), or

          (2) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

               (a) endorsements for collection or deposit in the ordinary course of business,

               (b) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (1) or (2) of the definition of "Permitted Investment," or

               (c) keep-well agreements or agreements to maintain financial statements.

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt


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or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the preceding); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

          "Independent Financial Advisor" means an investment banking firm of national standing or any third-party appraiser that is determined by the Chief Executive Officer of the Company to be reasonably competent to issue an opinion or valuation with respect to the matter for which the Company has engaged it, provided that such firm or appraiser is not an Affiliate of the Company.

          "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 and shall include the forms and terms of particular Series established as contemplated hereunder.

          "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

          "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt (other than endorsements of negotiable instruments in the ordinary course business) issued by, any other Person.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the preceding).

          "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "Non-Recourse Debt, " with respect to any Person, means Debt of such Person for which the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt, and such property was acquired with the proceeds of such Debt, or such Debt was Incurred within 90 days after the acquisition of such property.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

          "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the Secretary, the Treasurer, any Senior Vice President or any Vice President of the Company.


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          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers, at least one of whom shall be the principal executive officer or principal financial officer of such Person, and delivered to the Trustee.

          "Opinion of Counsel" means, with respect to any Person, a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to such Person or the Trustee.

          "Permitted Business" means the homebuilding and home sales businesses and any business that is related, ancillary or complementary to the homebuilding and home sales businesses including origination of residential home loans, title insurance and reinsurance, and closing and settlement services.

          "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

          (1) the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

          (2) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Permitted Business;

          (3) cash or Cash Equivalents;

          (4) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (5) receivables or loans owing to the Company or a Restricted Subsidiary made in connection with the sale of any Property otherwise permitted under this Indenture;

          (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (7) loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $7.0 million in the aggregate at any one time outstanding;

          (8) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

          (9) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (a) an Asset Sale or
(b) any disposition of Property not constituting an Asset Sale, provided to the extent the applicable supplemental indenture as to each Series of Securities limits or restricts Assets Sales, then such Asset Sale or disposition of Property was done in compliance with such provision; and

          (10) other Investments made for Fair Market Value that do not exceed $40.0 million in the aggregate outstanding at any one time.

          "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.


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          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

          "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

          "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings.

          "Responsible Officer," when used with respect to the Trustee of a Series of Securities, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person, and the Company or a Restricted Subsidiary leases it from such Person, other than sale and leaseback transactions done by the Company or a Restricted Subsidiary in the ordinary course of business.

          "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security " or "Securities" has the meaning stated in the second paragraph of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however that if at any time there is more than one Person acting as Trustee under this instrument, "Securities" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the second paragraph of this instrument and shall more particularly mean Securities authenticated and delivered under this instrument, exclusive, however, of Securities of any Series as to which such Person is not Trustee.

          "Series" or "Series of Securities" means each Series of unsecured debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.03 hereof.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "Stated Maturity" means, with respect to any Security, the date specified in such Security as the fixed date on which the payment of principal of such Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the


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option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Debt" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the issue date of any Series of Securities or thereafter Incurred) that is subordinate or junior in right of payment to the Securities of any Series and any applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

          "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1) such Person,

          (2) such Person and one or more Subsidiaries of such Person, or

          (3) one or more Subsidiaries of such Person.

          "Subsidiary Guarantor" shall have the meaning set forth in the applicable supplemental indenture as to each Series of Securities.

          "Subsidiary Guaranty" means a Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Company's Obligations with respect to the Securities.

          "Surviving Person" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01, a Person to whom all or substantially all the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

          "TIA" means the Trust Indenture Act of 1939, as amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee. "Trustee" shall also mean or include each Person who is then a trustee hereunder and, if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any Series shall mean the trustee with respect to the Securities of such Series.

          "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that is designated after the issue date of a Series of Securities as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.09 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto;

          (2) any Subsidiary of an Unrestricted Subsidiary; and

          (3) any Subsidiary of the Company or of a Restricted Subsidiary engaged in the business of originating residential home loans, title insurance and reinsurance or closing or settlement services.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of any Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.


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          "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted
Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company or its other Wholly Owned Restricted Subsidiaries.

     SECTION 1.02 OTHER DEFINITIONS.

                                                          Defined in
     Term                                                   Section
     ----                                                 ----------
     "Authentication Order"............................        2.02
     "Benefited Party".................................       10.01
     "Company".........................................    Preamble
     "Covenant Defeasance".............................        8.03
     "Event of Default"................................        6.01
     "Legal Defeasance"................................        8.02
     "losses"..........................................        7.07
     "mandatory sinking fund payment"..................       11.01
     "optional sinking fund payment"...................       11.01
     "Paying Agent"....................................        2.04
     "Registrar".......................................        2.04
     "Securities"......................................    Preamble
     "Security Register"...............................        2.04

     SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          (b) The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Securities and the Subsidiary Guaranties, if any;

               "indenture security holder" means a Holder of Securities;

               "indenture to be qualified" means this Indenture;


               "indenture trustee" or "institutional trustee" means the Trustee; and

               "obligor" on the Securities means the Company, the Subsidiary Guarantors, if any, and any successor obligor upon the Securities or the Subsidiary Guaranties.

          (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

     SECTION 1.04 RULES OF CONSTRUCTION.

          (a) Unless the context otherwise requires:

               (i)  a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

               (iii) "or" is not exclusive;

               (iv) words in the singular include the plural, and in the plural include the singular;

               (v) all references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

               (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

               (vii) "including" means "including without limitation";

               (viii) provisions apply to successive events and transactions;
                    and

               (ix) references to sections of or rules under the Securities Act,
                    Exchange Act and TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.

                                 THE SECURITIES

     SECTION 2.01 FORM AND DATING.

          (a) FORMS GENERALLY. The Securities of each Series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more supplemental indentures hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

The Securities of each Series shall be dated the date of its authentication. The Securities shall be in denominations established as contemplated by Section 2.03 or, with respect to the Securities of any Series, if not so established, in denominations of $1,000 and integral multiples thereof.

     SECTION 2.02 EXECUTION AND AUTHENTICATION.

          (a) Two Officers shall sign the Securities for the Company by manual or facsimile signature.

          (b) If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

          (c) A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          (d) The Trustee shall at any time and from time to time, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers' Certificate.

          (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

     SECTION 2.03 AMOUNT UNLIMITED, ISSUABLE IN SERIES.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officers' Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture. At or prior to the issuance of any Securities within a Series, the following shall be established by a

Board Resolution, a supplemental indenture hereto or an Officers' Certificate pursuant to authority granted under a Board Resolution:

          (a) the title and series designation of the Securities of the Series, which shall distinguish the Securities of such Series from the Securities of all other Series;

          (b) the aggregate principal amount of the Series of Securities;

          (c) the price or prices at which the Securities of the Series will be issued;

          (d) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to
Section 2.07, 2.08, 2.11, 3.07, 9.06, or any applicable provision of a supplemental indenture);

          (e) the date or dates on which the principal of the Securities of the Series is payable and the right, if any, to defer any principal payment;

          (f) the rate or rates at which the Securities of the Series shall bear interest, if any; the date or dates from which any such interest shall accrue, on which any such interest shall be payable and on which a record shall be taken for the determination of Holders to whom any such interest is payable or the method by which such rate or rates or date or dates shall be determined or both; and the right, if any, to defer any interest payment;

          (g) the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on Securities of the Series shall be payable and the office or agency for the Securities of the Series maintained by the Company pursuant to Section 2.04;

          (h) the right, if any, of the Company to redeem, purchase or repay Securities of the Series, in whole or in part, at its option and the period or periods within which, the price or prices (or the method by which such price or prices shall be determined or both) at which, the form or method of payment therefor if other than in cash and any terms and conditions upon which and the manner in which (if different from the provisions of Article 3) Securities of the Series may be so redeemed, purchased or repaid, in whole or in part, pursuant to any sinking fund or otherwise;

          (i) the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series in whole or in part pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which the price or prices (or the method by which such price or prices shall be determined or both) at which, the form or method of payment therefor if other than in cash and any terms and conditions upon which and the manner in which (if different from the provisions of Article 3 or Article 11) Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

          (j) if the Company will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem the Securities of such Series in instead of making such payment;

          (k) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the Series shall be issuable;

          (l) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon acceleration of the maturity thereof pursuant to Section 6.02;

          (m) whether Securities of the Series will be issuable as Global Securities;

          (n) if the Securities of such Series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such Series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

          (o) any deleted, modified or additional events of default or remedies or any deleted, modified or additional covenants with respect to the Securities of such Series;

          (p) whether the provisions of Article 8 will be applicable to Securities of such Series;

          (q) any provision relating to the issuance of Securities of such Series at an original issue discount (including, without limitation, the issue price thereof, the rate or rates at which such original issue discount shall accrete, if any, and the date or dates from or to which or period or periods during which such original issue discount shall accrete at such rate or rates);

          (r) if other than United States dollars, the foreign currency in which payment of the principal of, premium, if any, and interest, if any, on the Securities of such Series shall be payable;

          (s) the Trustee for the Securities of such Series, the name and Corporate Trust Office of such Trustee and if not the Trustee, the identity of each Registrar or Paying Agent and any other agents with respect to the Securities of such Series;

          (t) if the amounts of payments of principal of, premium, if any, and interest, if any, on the Securities of such Series are to be determined with reference to an index or formula, the manner in which such amounts shall be determined;

          (u) the terms for conversion or exchange, if any, with respect to the Securities of such Series;

          (v) which, if any, of the Subsidiaries shall guarantee the Securities on the terms set forth in Article 10; and

          (w) any other terms of the Securities of the Series (which may modify or delete any provision of this Indenture insofar as it applies to such series).

     All Securities of any one Series shall be substantially identical, except as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution or Officers' Certificate referred to above or as set forth in any such supplemental indenture hereto. All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such supplemental indenture or such Officers' Certificate.

     Any such Board Resolution or Officers' Certificate referred to above with respect to Securities of any Series filed with the Trustee on or before the initial issuance of the Securities of such Series shall be incorporated herein by reference with respect to Securities of such Series and shall thereafter be deemed to be a part of the Indenture for all purposes relating to Securities of such Series as fully as if such Board Resolution or Officers' Certificate were set forth herein in full.

     SECTION 2.04 REGISTRAR AND PAYING AGENT.

          (a) The Company shall maintain an office or agency where Securities of each Series may be presented for registration of, transfer or exchange ("Registrar") and an office or agency where Securities of each Series may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company hereby appoints the Trustee the initial Registrar and Paying Agent for each Series unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

     SECTION 2.05 PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest, if any, on, the Series of Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Series of Securities.

     SECTION 2.06 HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each Series of Securities and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, of the names and addresses of the Holders of each Series of Securities, and the Company shall otherwise comply with TIA Section 312(a).

     SECTION 2.07 TRANSFER AND EXCHANGE.

     Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.07 or 9.06).

     Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or
(b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.


     SECTION 2.08 REPLACEMENT SECURITIES.

          (a) If any mutilated Security is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security of the same Series if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

          (b) Every replacement Security of any Series is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of such Series duly issued hereunder.

     SECTION 2.09 OUTSTANDING SECURITIES.

          (a) The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in
Section 2.10, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          (b) If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

          (c) If the principal amount of any Security is considered paid under
Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

          (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities of a Series payable on that date, then on and after that date such Series of Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

     SECTION 2.10 TREASURY SECURITIES.

     In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver or consent, Securities of a Series owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of a Series that the Trustee knows are so owned shall be so disregarded.

     SECTION 2.11 TEMPORARY SECURITIES.

          (a) Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities for such Series. Temporary Securities of any Series shall be substantially in the form of certificated Securities for such Series but may have variations that the Company considers appropriate for temporary Securities of such securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities of such Series in exchange for temporary Securities of the same Series.

          (b) Holders of temporary Securities of any Series shall be entitled to all of the benefits of this Indenture, unless otherwise established pursuant to
Section 2.03.

     SECTION 2.12 CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and, at the request of the Company, shall destroy cancelled Securities (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

     SECTION 2.13 GLOBAL SECURITIES

          (a) A Board Resolution, a supplemental indenture hereto or an Officers' Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

          (b) Notwithstanding any provisions to the contrary contained in
Section 2.07 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.07 of the Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names and the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

     Except as provided in this Section 2.13, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

          (c) Any Global Security issued hereunder shall bear a legend in substantially the following form:

     "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary."

          (d) The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

          (e) Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.03, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

          (f) Except as provided in Section 2.13(e), the Company, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

     SECTION 2.14 DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Series on a subsequent special record date, in each case at the rate provided in the applicable Securities and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders of the Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     SECTION 2.15 CUSIP OR ISIN NUMBERS.

     The Company in issuing the Securities may use "CUSIP" or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

     SECTION 3.01 APPLICABILITY OF ARTICLE.

     The provisions of this Article shall be applicable to the Securities of any Series which are redeemable before their maturity except as otherwise specified, as contemplated by Section 2.03 for such Series of Securities.

     SECTION 3.02 NOTICES TO TRUSTEE.

     If the Company elects to redeem Securities of any Series, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (a) the paragraph of the applicable Security or the Section (or clause) of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Securities of such Series to be redeemed and (d) the redemption price or the calculation of the redemption price.

     SECTION 3.03 SELECTION OF SECURITIES TO BE REDEEMED.

          (a) If less than all of the Securities of a Series are to be redeemed at any time, the Trustee shall select the Securities of such Series to be redeemed among the Holders of such Series of Securities on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Securities of a Series to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities of such Series not previously called for redemption.

          (b) The Trustee shall promptly notify the Company in writing of the Securities of such Series selected for redemption and, in the case of any Security of such Series selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts equal to the minimum authorized denominations for Securities of such Series or any multiple thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities of any Series called for redemption also apply to portions of Securities for such Series called for redemption.

     SECTION 3.04 NOTICE OF REDEMPTION.

          (a) Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers' Certificate, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

          (b) The notice shall identify the Securities to be redeemed and shall state:

               (i)  the redemption date;

               (ii) the redemption price or a calculation of the redemption price;

               (iii) if any Security of the Series is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities of the Series in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

               (iv) the name and address of the Paying Agent;

               (v) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (vi) whether interest, if any, on Securities of any Series called for redemption will cease to accrue on and after the redemption date;

               (vii) the paragraph of the Securities or Section (or clause) of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

               (viii) that no representation is made as to the correctness or accuracy of the CUSIP of ISIN number, if any, listed in such notice or printed on the Securities; and

               (ix) any other information as may be required by the terms of the particular Series of the Securities of a Series being redeemed.

          (c) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.04.

     SECTION 3.05 EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.04, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

     SECTION 3.06 DEPOSIT OF REDEMPTION PRICE.

          (a) On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) money sufficient to pay the redemption price of, and accrued interest, if any, on, all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Securities to be redeemed.

          (b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest, if any, shall cease to accrue on the Securities or the portions of Securities called for redemption (unless an earlier date shall be specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate referred to in Section 2.03 by or pursuant to which the form or terms of the Securities of such Series were established). If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in
Section 4.01.

     SECTION 3.07 SECURITIES REDEEMED IN PART.

     Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security of the same Series equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4.

                                    COVENANTS

     SECTION 4.01 PAYMENT OF SECURITIES.

          (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest, if any, on, the each Series of Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

          (b) Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY.

          (a) The Company shall maintain, in the continental United States, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar, Paying Agent or additional paying agent) where Securities may be presented or surrendered for payment, registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.04.

     SECTION 4.03 REPORTS.

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Securities are outstanding, the Company shall file with the Commission and provide the Trustee and Holders with such annual reports (other than an annual report on Form 11-K or any successor form) and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections, such information, documents and reports so to be filed with the Commission and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

     SECTION 4.04 COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered to the Trustee pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4 or 5 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 4.05 TAXES.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

     SECTION 4.06 STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

     SECTION 4.07 CORPORATE EXISTENCE.

     Subject to Article 5 and any covenant included in a supplemental indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the corporate, limited liability company, partnership or other existence of any of its Restricted Subsidiaries if (i) the cessation of such existence complies with Article 5 or (ii) an Officer of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

     SECTION 4.08 PAYMENTS FOR CONSENT.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities of a Series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of Securities of such Series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 4.09 DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

          (a) The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, immediately following such designation and any concurrent designation under any indenture pursuant to which the Company has outstanding Subordinated Debt, the Subsidiary to be so designated:

               (i) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary,

               (ii) has no Debt other than Debt:

     1)   as to which neither the Company nor any of its Restricted Subsidiaries
          (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) is directly or indirectly liable as a Guarantor or otherwise, or (C) constitutes the lender; provided, however, the Company or a Restricted Subsidiary may loan, advance or extend credit to, or Guarantee the Debt of, an Unrestricted Subsidiary at any time following the date such Subsidiary is designated as an Unrestricted Subsidiary in accordance with the restricted payments covenant, if any, in the applicable supplemental indenture as to each Series of Securities,

     2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Securities or any Guarantee permitted by the proviso to the preceding clause (a)(ii)(1)) of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, and

     3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or other Property of the Company or any of its Restricted Subsidiaries, except for Debt that has been Guaranteed as permitted by the proviso to the preceding clause
          (a)(ii)(1);

               (iii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

               (iv) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

               (v) has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and

               (vi) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

          (b) Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if (i) either of the requirements set forth in clauses (d)(i) and
(ii) of this Section 4.09 will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary; or (ii) if such Subsidiary is engaged in the business of originating residential home loans, title insurance and reinsurance or closing or settlement services.

          (c) Except as provided in the first sentence of clause (a) of this
Section 4.09, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this
Section 4.09, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

          (d) The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

               (i) the Company could Incur at least $1.00 of additional Debt pursuant to the test set forth in the applicable supplemental indenture, and

               (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

          (e) Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

               (i) certifies that such designation or redesignation complies with the preceding provisions, and

               (ii) gives the effective date of such designation or
                    redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

                                   ARTICLE 5.

                                   SUCCESSORS

     SECTION 5.01 MERGER, CONSOLIDATION, OR SALE OF PROPERTY.

          (a) The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company or, subject to compliance with the restricted payments covenant, if any, in the applicable supplemental indenture as to each Series of Securities, a merger of a Subsidiary Guarantor into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

               (i) the Company shall be the Surviving Person, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

               (ii) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture, in a form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants of this Indenture to be performed by the Company;

               (iii) in the case of a sale, transfer, assignment, lease,
                    conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

               (iv) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) and (vi) of this Section 5.01(a), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

               (v) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt pursuant to the test set forth in the applicable supplemental indenture, if any, without regard to any enumerated exceptions;

               (vi) the Company shall deliver, or cause to be delivered, to the
                    Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of related transactions and the supplemental indenture, if any, in respect thereto comply with this Section 5.01(a) and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

          (b) The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor or the Company or subject to compliance with the restricted payments covenant, if any, in the applicable supplemental indenture as to each Series of Securities, a merger of a Subsidiary Guarantor into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

               (i) the Surviving Person (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

               (ii) the Surviving Person (if other than such Subsidiary
                    Guarantor) expressly assumes, by supplemental indenture, in a form reasonably satisfactory to the Trustee,, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

               (iii) in the case of a sale, transfer, assignment, lease,
                    conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

               (iv) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) and (vi) of this Section 5.01(b), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

               (v) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt pursuant to the test set forth in the applicable supplemental indenture, if any, without regard to any enumerated exceptions;

               (vi) the Company shall deliver, or cause to be delivered, to the
                    Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of related transactions and such Subsidiary Guaranty, if any, in respect thereto comply with this Section 5.01(b) and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

     SECTION 5.02 SUCCESSOR CORPORATION SUBSTITUTED.

     The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture (or of the Subsidiary Guarantor under the Subsidiary Guaranty, as the case may be), but the predecessor company in the case of a lease shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Securities.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

     SECTION 6.01 EVENTS OF DEFAULT.

          (a) "Event of Default, " wherever used herein with respect to Securities of any Series, means any one or more of the following events (whatever the reason for such Event of Default) unless it is either inapplicable to a particular Series or it is specifically deleted or modified in or pursuant to the Board Resolution, supplemental indenture hereto or Officers' Certificate establishing such Series of Securities or in the form of Security, for such
Series:

               (i) failure to make the payment of any interest, on any Security of that Series when the same becomes due and payable, and such failure continues for a period of 30 days;

               (ii) failure to make the payment of any principal of, or premium, if any, on, any Security of that Series when the same becomes due and payable at their Stated Maturity, upon acceleration, redemption, required repurchase or otherwise;

               (iii) failure to comply with Section 5.01;

               (iv) failure to comply with any other covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the preceding clause (i), (ii) or
                    (iii)), and such failure continues for 30 days after written notice is given to the Company as provided in clause (b) below;

               (v) a default under any Debt (other than Non-Recourse Debt), whether such Debt exists on the date of the supplemental indenture relating to such Series of is created thereafter, by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $50.0 million;

               (vi) any judgment or judgments for the payment of money in an aggregate amount in excess of $50.0 million that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect;

               (vii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

     1)   commences a voluntary case,

     2) consents to the entry of an order for relief against it in an involuntary case,

     3) consents to the appointment of a custodian of it or for all or substantially all of its property,

     4)   makes a general assignment for the benefit of its creditors, or

     5)   generally is not paying its debts as they become due;

               (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     1) is for relief against the Company or any Significant Subsidiary in an involuntary case,

     2) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

     3) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

               (ix) any Subsidiary Guaranty relating to the Securities of such
                    Series ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty, the Indenture or any supplemental indenture), or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty relating to the Securities; or

               (x) any other Event of Default provided with respect to the Securities of such Series which is specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate in accordance with Section 2.03.

          (b) A Default under clause (a)(iv) is not an Event of Default in respect of the Securities until the Trustee or the Holders of not less than 25% in aggregate principal amount of Securities of the affected Series then outstanding notify the Company of the Default, and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     SECTION 6.02 ACCELERATION.

          (a) If an Event of Default with respect to Securities of any Series then outstanding (other than an Event of Default specified in Section 6.01(a)(v) or (a)(vi)), shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then outstanding may declare to be immediately due and payable the principal amount of all the Securities of such Series then outstanding, plus accrued but unpaid interest, if any, to the date of acceleration. In the case of an Event of Default specified in Section 6.01(a)(v) or (a)(vi), such amount with respect to all the Securities of such Series will become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Securities except as provided in this Indenture.

          (b) In the event of a declaration of acceleration of the Securities of any Series because an Event of Default has occurred and is continuing as a result of the acceleration of any Debt described in Section 6.01(a)(v), the declaration of acceleration of the Securities of such Series shall be automatically annulled if the holders of any Debt described in Section 6.01(a)(v) have rescinded the declaration of acceleration in respect of such Debt within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Securities of such Series would not conflict with any judgment or decree of a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the Securities of such Series that became due solely because of the acceleration of the Securities of such Series, have been cured or waived.

     SECTION 6.03 OTHER REMEDIES.

          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest, if any, on, the Securities of such Series or to enforce the performance of any provision of the Securities of such Series or this Indenture.

          (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities of such Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     SECTION 6.04 WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Securities of any Series by notice to the Trustee may on behalf of the Holders of all of the Securities of such Series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on, the Securities of such Series; provided, however, that after any acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Securities of such Series then outstanding may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest, if any, have been cured or waived as provided in this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 6.05 CONTROL BY MAJORITY.

     Subject to Section 7.01, in case an Event of Default with respect to any Series shall occur and be continuing, the Trustee will not be under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of such Series, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to Section 7.07, the Holders of a majority in aggregate principal amount of the Securities of such Series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such Series.

     SECTION 6.06 LIMITATION ON SUITS.

          (a) No Holder of any Security of any Series will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

               (i) such Holder of Securities of the Series affected has previously given to the Trustee written notice of a continuing Event of Default with respect to such Series,

               (ii) the Holders of at least 25% in aggregate principal amount of
                    Securities of the affected Series then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

               (iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of such Series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, the preceding limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of, and premium, if any, or interest, if any, on, any Security on or after the respective due dates expressed in such Security.

          (b) A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on, any Security, on or after the respective due dates expressed in such Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08 COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest, if any, remaining unpaid on any Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities of the applicable Series), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such Series or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10 PRIORITIES.

          (a) If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Securities of such Series for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such Series for principal, premium, if any, and interest, if any, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11 UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of such Series.

                                   ARTICLE 7.

                                     TRUSTEE

     SECTION 7.01 DUTIES OF TRUSTEE.

          (a) If an Event of Default with respect to the Securities of a Series has occurred and is continuing, the Trustee shall exercise with respect to such Series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee with respect to the Securities of any Series shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this clause (c) does not limit the effect of clause (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a),
(b) and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 7.02 RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to a Series of Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the specific Default or Event of Default, the Securities of such Series affected and this Indenture.

          (h) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          (i) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (j) The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

     SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

     SECTION 7.04 TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

     SECTION 7.05 NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing with respect to Securities of any Series then outstanding and if it is known to the Trustee, the Trustee shall mail to Holders of such Series a notice of the Default or Event of Default with respect to such Series within 90 days after it occurs unless such Default or Event of Default has since been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest, if any, on, any Security of any Series, the Trustee may withhold notice of any continuing Default or Event of Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders.

     SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS.

          (a) Within 60 days after [MAY 15], and for so long as Securities of any Series remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          (b) A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities of any applicable Series are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee with respect to any Series when and as the Securities of such Series are listed on any stock exchange.

     SECTION 7.07 COMPENSATION AND INDEMNITY.

          (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of its duties under this Indenture and services hereunder as agreed to in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          (b) The Company shall indemnify the Trustee or any predecessor Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees ("losses") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such losses may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          (d) To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest, if any, on, particular Securities of that Series. Such Lien shall survive the satisfaction and discharge of this Indenture.

          (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vii) or (a)(viii) occurs (or any comparable provision set forth in a supplemental indenture), the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          (f) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

     SECTION 7.08 REPLACEMENT OF TRUSTEE.

          (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          (b) The Trustee may resign with respect to one or more or all Series of Securities in writing at any time upon 30 days' prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities of any Series may remove the Trustee with respect to the Securities of such Series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to one or more or all Series of Securities if:

               (i) the Trustee fails to comply with Section 7.10 with respect to any Series of Securities;

               (ii) the Trustee is adjudged to be bankrupt or insolvent, or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (iii) a custodian or public officer takes charge of the Trustee or its property; or

               (iv) the Trustee becomes incapable of acting with respect to any
                    Series of Securities.

          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee with respect to the applicable Series. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities of such Series may appoint a successor Trustee to replace the successor Trustee with respect to such Series appointed by the Company.

          (d) If a successor Trustee with respect to Securities of any one or more Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) If the Trustee of any Series of Securities, after written request by any Holder of the applicable Series who has been a Holder of such Series for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee with respect to such Series and the appointment of a successor Trustee.

          (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee with respect to all or any applicable Series shall become effective, and the successor Trustee shall have all the rights, powers and duties with respect to each such Series of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Securities of each such Series. The retiring Trustee shall promptly transfer all property held by it as Trustee of Securities of each such Series to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders of Securities of the applicable Series. Any such successor must nevertheless be eligible and qualified under the provisions of
Section 7.10.

     SECTION 7.10 ELIGIBILITY; DISQUALIFICATION; DIFFERENT TRUSTEES FOR DIFFERENT SERIES.

          (a) There shall at all times be a Trustee for each Series of Securities hereunder that is a Person organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal, state or District of Columbia authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

          (c) A different Trustee may be appointed by the Company for each Series of Securities prior to the issuance of such Securities. The Company and the Trustee for each Series of Securities shall, prior to the issuance of such Series, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the such Series and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

     SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 8.01 APPLICABILITY OF ARTICLE.

     The Company may, at its option and at any time, elect to have either
Section 8.02 or 8.03 be applied to all outstanding Securities of a Series upon compliance with the conditions set forth below in this Article 8.

     SECTION 8.02 LEGAL DEFEASANCE.

     Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in
Section 8.04, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities of such Series, and each Subsidiary Guarantor shall be deemed to have been discharged from its obligations with respect to its Subsidiary Guaranty, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities of such Series, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture, and each Subsidiary Guarantor shall be deemed to have satisfied all its obligations under its Subsidiary Guaranty and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities of such Series to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, if any, on, such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Article 2 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Securities may not be accelerated because of an Event of Default. Subject to compliance with this
Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

     SECTION 8.03 COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.04(b), 4.05 and 4.09 and to the extent described in the applicable supplemental indenture, and the limitations of
Section 5.01(a)(v), (a)(vi), (b)(v) and (b)(vi) and to the extent described in the applicable supplemental indenture, with respect to the outstanding Securities of such Series on and after the date the conditions set forth in
Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and such Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. If the Company exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Securities of such Series may not be accelerated because of an Event of Default specified in Section 6.01
(a)(iii) (with respect to the covenants contained in Sections 5.01(a)(v), (a)(vi), (b)(v) or (b)(vi) only), (a)(iv) (with respect to the covenants contained in Sections 4.03, 4.04(b),4.05 and 4.09), (a)(v), (a)(vi), (a)(vii)
and (a)(viii) (but in the case of clauses (a)(vii) and (a)(viii), with respect to Significant Subsidiaries only). If the Company exercises its Covenant Defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty.

     SECTION 8.04 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The Legal Defeasance option or Covenant Defeasance option may be exercised only if:

          (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest, if any, on, the Securities of such Series to be defeased to maturity or redemption, as the case may be;

          (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest, if any, when due on the outstanding Securities of such Series to be defeased to maturity or redemption, as the case may be;

          (c) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (d) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

          (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (f) in the case of the Legal Defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

               (i) the Company has received from the Internal Revenue Service a ruling, or

               (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such Series to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

          (g) in the case of the Covenant Defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities of such Series to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

          (h) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be defeased have been complied with as required by this Indenture.

     SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          (a) Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

          (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          (c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(b)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 8.06 REPAYMENT TO COMPANY.

     Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on, any Security and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

     SECTION 8.07 REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities and each Subsidiary Guarantor's obligations under this Indenture and its Subsidiary Guaranty shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company or any Subsidiary Guarantor makes any payment of principal of, premium, if any, or interest, if any, on, any Security following the reinstatement of its obligations, then it shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

     SECTION 9.01 WITHOUT CONSENT OF HOLDERS OF SECURITIES.

          (a) Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder to:

               (i) cure any ambiguity, omission, defect or inconsistency contained herein or in any supplemental indenture;

               (ii) establish the form or terms of Securities or the Guarantees to be endorsed thereon of any Series as permitted by Section 2.03;

               (iii) evidence and provide for the acceptance of appointment hereunder of a Trustee for a Series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.10 hereof;

               (iv) modify the covenants or Events of Default of the Company solely in respect of, or add new covenants or Events of Default of the Company that apply solely to, Securities not outstanding on the date of such supplemental indenture;

               (v) evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.08;

               (vi) provide for the assumption by a Surviving Person of the obligations of the Company under this Indenture or of a Subsidiary Guarantor under this Indenture and its Subsidiary Guaranty;

               (vii) provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

               (viii) add additional Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of this Indenture;

               (ix) make any change that does not adversely affect in any material respect the rights of any Holder of the Securities under this Indenture;

               (x) comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA; or

               (xi) provide for the issuance of additional Securities in
                    accordance with this Indenture.

          (b) Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.07, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.02 WITH CONSENT OF HOLDERS OF SECURITIES.

          (a) Except as provided in Section 9.02(f), the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture and the Securities of a Series with the consent of the Holders of any Series affected by such supplemental indenture of at least a majority in aggregate principal amount of each such Series then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Securities), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or such Series may be waived with the consent of the Holders of any Series affected by such supplemental indenture of at least a majority in aggregate principal amount of the Securities of such Series then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Securities).

          (b) Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.07, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

          (c) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders of such Series of Securities on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date, provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

          (d) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (e) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Securities of each Series affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

          (f) Without the consent of each Holder of an outstanding Security under this Indenture, no amendment, supplement or waiver under this Section 9.02 may:

               (i) reduce the amount of Securities of any Series whose Holders must consent to an amendment, supplement or waiver under this Indenture,

               (ii) reduce the rate of, or extend the time for payment of, interest, if any, on any Security issued under this Indenture,

               (iii) reduce the principal of, or extend the Stated Maturity of, any Security issued under this Indenture,

               (iv) make any Security payable in money other than that stated in the Security,

               (v) impair the right of any Holder of the Securities to receive payment of principal of, premium, if any, and interest, if any, on, such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities or any Subsidiary Guaranty,

               (vi) subordinate the Securities issued under this Indenture or any related Subsidiary Guaranty to any other obligation of the Company or the applicable Subsidiary Guarantor,

               (vii) release any security interest that may have been granted in favor of the Holders of the Securities under this Indenture other than pursuant to the terms of such security interest,

               (viii) reduce the premium payable upon the redemption of any
                    Security or change the time at which any Security may be redeemed to the extent that such Security is redeemable, and

               (ix) make any change in any Subsidiary Guaranty that would adversely affect in any material respect the holders of the Securities under this Indenture.

     SECTION 9.03 EFFECT OF SUPPLEMENTAL INDENTURE.

     A supplemental indenture as to each Series of Securities which changes or eliminates any covenant, Event of Default or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of Holders of Securities of such Series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

     SECTION 9.04 COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Securities of any Series shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

     SECTION 9.05 REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of Securities of such Series is a continuing consent by the Holder and every subsequent Holder that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder of Securities of such Series may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of Securities of such Series.

     SECTION 9.06 NOTATION ON OR EXCHANGE OF SECURITIES.

          (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on Securities of any Series thereafter authenticated. The Company in exchange for all Securities of any Series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities of any Series that reflect the amendment, supplement or waiver.

          (b) Failure to make the appropriate notation or issue a new Security of any Series shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.07 TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.

                              SUBSIDIARY GUARANTIES

     SECTION 10.01 SUBSIDIARY GUARANTY.

          (a) Each Subsidiary Guarantor of the Company, that in accordance with the terms of any Series of Securities issued hereunder pursuant to any supplemental indenture relating to such Securities is required to become a party to this Indenture as a Guarantor, upon execution of a supplemental indenture, hereby jointly and severally, unconditionally guarantees to each Holder of a Security of a Series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this

Indenture, the Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest, if any, on, the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest, if any on, the Securities, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          (b) Each Subsidiary Guarantor hereby agrees that its Obligations with regard to this Subsidiary Guaranty shall be absolute and unconditional, irrespective of the validity or enforceability of the Securities or the Obligations of the Company under this Indenture, the absence of any action to enforce the same, any waiver, modification or indulgence granted to the Company with respect to the same by the Holders or the Trustee, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Securities or the Obligations of the Company under this Indenture or the Securities, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Company (each a "Benefited Party"), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guaranties or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guaranties or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Subsidiary Guaranties; (iii) any defense based upon any statute or rule of law which provides that the Obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Subsidiary Guaranties, except behavior which amounts to bad faith; (v)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guaranties and any legal or equitable discharge of such Subsidiary Guarantor's Obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or Lien on any Property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guaranties, notices of default under the Securities or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guaranties or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (vii) to the extent permitted under applicable law, the benefits of any "One Action" rule; and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guaranties. Each Subsidiary Guarantor hereby covenants that its Subsidiary Guaranty shall not be discharged except as provided in Section 10.05 or by complete performance of the Obligations contained in its Subsidiary Guaranty and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (d) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations Guaranteed hereby until payment in full of all Obligations Guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby and (ii) in the event of any declaration of acceleration of such Obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Subsidiary Guaranty. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guaranty shall be entitled to a contribution from each other Subsidiary Guarantor and the Company in a pro rata amount based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all of the Subsidiary Guarantors combined.

     SECTION 10.02 LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

     Each Subsidiary Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guaranty of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Federal or state law to the extent applicable to any Subsidiary Guaranty. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under this Article 10, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guaranty not constituting a fraudulent transfer or conveyance under Federal or state law.

     SECTION 10.03 EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTY.

          (a) To evidence its Subsidiary Guaranty set forth in this Article 10, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guaranty in substantially the form included in Exhibit A shall be endorsed by the manual or facsimile signature of an Officer of such Subsidiary Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by the manual or facsimile signature of an Officer of the Subsidiary Guarantor.

          (b) Each Subsidiary Guarantor hereby agrees that its Subsidiary Guaranty set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guaranty.

          (c) If an Officer whose signature is on this Indenture or on the notation of Subsidiary Guaranty no longer holds that office at the time the Trustee authenticates the Security on which a notation of Subsidiary Guaranty is endorsed, the Subsidiary Guaranty shall be valid nevertheless.

          (d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guaranty set forth in this Indenture on behalf of each Subsidiary Guarantor.

     SECTION 10.04 RELEASE OF SUBSIDIARY GUARANTOR.

     A Subsidiary Guarantor shall be released from all of its Obligations under its Subsidiary Guaranty and this Indenture if:

          (a) the Company or such Subsidiary Guarantor has sold all or substantially all of the assets of such Subsidiary Guarantor; or

          (b) the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Subsidiary Guarantor owned by them,

in each case in a transaction in compliance with Section 5.01(b) hereof and any covenants relating to Asset Sales or merger, consolidation or sale of Property provided in the applicable supplemental indenture of each Series of Securities; and in each such case, the Subsidiary Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

     Notwithstanding the foregoing, upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 4.09, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture, in a form reasonably satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary and its obligations under this Indenture.

     Section 10.05 ADDITIONAL SUBSIDIARY GUARANTORS.

     The Company covenants and agrees that it will cause any Restricted Subsidiary which becomes obligated to Guarantee the Securities pursuant to the terms hereof to execute a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which such Subsidiary Guarantor shall Guarantee the Obligations of the Company under the Securities and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor.

                                   ARTICLE 11.

                                  SINKING FUNDS

     SECTION 11.01 APPLICABILITY OF ARTICLE.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

     The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a "mandatory sinking fund payment" and any other amount provided for by the terms of Securities of such Series is herein referred to as an "optional sinking fund payment. " If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.02. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

     SECTION 11.02 SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

     The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officers' Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.02, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

     SECTION 11.03 REDEMPTION OF SECURITIES FOR SINKING FUND.

     Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officers' Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officers' Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.05, 3.06 and 3.07.

                                   ARTICLE 12.

                           SATISFACTION AND DISCHARGE

     SECTION 12.01 SATISFACTION AND DISCHARGE.

          (a) This Indenture will be discharged and will cease to be of further effect as to all Securities issued hereunder (except as to the Company's obligations under Section 7.07, and the Trustee's and each Paying Agent's obligations under Sections 11.02 and 11.03), when:

               (i) either:

     1) all Securities that have been authenticated (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

     2) all Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, money or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, if any, to the date of maturity or redemption;

               (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

               (iii) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

               (iv) the Company has delivered irrevocable instructions to the
                    Trustee under this Indenture to apply the deposited money and/or U.S. Government Obligations toward the payment of the Securities at maturity or the redemption date, as the case may be.

          (b) The Company shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     SECTION 12.02 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 12.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the "Trustee") pursuant to Section 12.01 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Special Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

     SECTION 12.03 REPAYMENT TO COMPANY.

     Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on, any Security pursuant to Section 12.01 and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                                   ARTICLE 13.

                                  MISCELLANEOUS

     SECTION 13.01 TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

     SECTION 13.02 NOTICES.

          (a) Any notice or communication by the Company, the Subsidiary Guarantors or the Trustee to the others is duly given if in writing (in the English language) and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other's address:

          If to the Company or the Subsidiary Guarantors:

          Technical Olympic USA, Inc.
          4000 Hollywood Blvd., Suite 500 N
          Hollywood, Florida 33021
          Attention: General Counsel
          Telecopier No.: 954-364-4037

          With a copy to:
          Akerman, Senterfitt
          One Southeast Third Avenue 28th Floor
          Miami, Florida 33131-1714
          Attention: Kara L. MacCullough, Esq.
          Telecopier No.: 305-374-5095

          If to the Trustee:

          ___________________________________
          ___________________________________
          ___________________________________
          Attention: _______________________
          Telecopier No.: __________________

          (b) The Company, the Subsidiary Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

          (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt by the Trustee.

          (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          (f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     SECTION 13.03 COMMUNICATION BY HOLDERS OF SECURITIES WITH OTHER HOLDERS OF SECURITIES.

     Holders of any Series of Securities may communicate pursuant to TIA Section 312(b) with other Holders of such Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 13.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the
Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

     SECTION 13.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     SECTION 13.06 RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders of one or more Series of Securities. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     SECTION 13.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Subsidiary Guarantor as such, shall have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Securities of any Series, this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Security of any Series waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series of Securities.

     SECTION 13.08 GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES.

     SECTION 13.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 13.10 SUCCESSORS.

     All covenants and agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.11 SEVERABILITY.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.12 COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 13.13 TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of __________, 2005

                                        ISSUER:

                                        TECHNICAL OLYMPIC USA, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        GUARANTORS:

                                        [SUBSIDIARY GUARANTORS]


                                        TRUSTEE:

                                        [          ], AS TRUSTEE


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                          FORM OF NOTATION OF GUARANTEE

     For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of __________ (the "Indenture"), among Technical Olympic USA, Inc., as issuer (the "Issuer"), the Subsidiary Guarantors listed on the signature pages thereto and __________, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest, if any, on, the Securities, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, and interest, if any, on, the Securities, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guaranty and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guaranty. This Subsidiary Guaranty is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture. Each Holder of a Security, by accepting the same, agrees to and shall be bound by such provisions. Each of the Subsidiary Guarantors hereby designates its Subsidiary Guaranty as "Designated Senior Debt" as that term is defined in any indenture pursuant to which the Company has outstanding Subordinated Debt. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

                                        [Subsidiary Guarantors]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                TABLE OF CONTENTS

                                                                         PAGE

                             CROSS-REFERENCE TABLE*

Trust Indenture Act                                                   Indenture
-------------------                                                  -----------
310 (a)(1)........................................................   7.10
(a)(2)............................................................   7.10
(a)(3)............................................................   N.A.
(a)(4)............................................................   N.A.
(a)(5)............................................................   7.10
(b)...............................................................   7.10
(c)...............................................................   N.A.
311(a)............................................................   7.11
(b)...............................................................   7.11
(c)...............................................................   N.A.
312 (a)...........................................................   2.06
(b)...............................................................   13.03
(c)...............................................................   13.03
313 (a)...........................................................   7.06
(b)(2)............................................................   7.06; 7.07
(c)...............................................................   7.06; 13.02
(d)...............................................................   7.06
314 (a)...........................................................   4.03
(c)(1)............................................................   13.04
(c)(2)............................................................   13.04
(c)(3)............................................................   N.A.
(e)...............................................................   13.05
(f)...............................................................   N.A.
315 (a)...........................................................   7.01
(b)...............................................................   7.05
(c)...............................................................   7.01
(d)...............................................................   7.01
(e)...............................................................   6.11
316 (a)(last sentence)............................................   2.10
(a)(1)(A).........................................................   6.05
(a)(1)(B).........................................................   6.04
(a)(2)............................................................   N.A.
(b)...............................................................   6.07
(c)...............................................................   9.02
317 (a)(1)........................................................   6.08
(a)(2)............................................................   6.09
(b)...............................................................   2.05
318 (a)...........................................................   13.01
(b)...............................................................   N.A.
(c)...............................................................   13.01

N.A. means not applicable.

*    This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1.   DEFINITIONS AND INCORPORATION BY REFERENCE..................     1
   Section 1.01   Definitions. ..........................................     1
   Section 1.02   Other Definitions. ....................................    10
   Section 1.03   Incorporation by Reference of Trust Indenture Act. ....    10
   Section 1.04   Rules of Construction. ................................    10

ARTICLE 2.   THE SECURITIES..............................................    11
   Section 2.01   Form and Dating. ......................................    11
   Section 2.02   Execution and Authentication. .........................    11
   Section 2.03   Amount Unlimited, Issuable in Series. .................    11
   Section 2.04   Registrar and Paying Agent. ...........................    13
   Section 2.05   Paying Agent to Hold Money in Trust. ..................    13
   Section 2.06   Holder Lists. .........................................    14
   Section 2.07   Transfer and Exchange. ................................    14
   Section 2.08   Replacement Securities. ...............................    14
   Section 2.09   Outstanding Securities. ...............................    14
   Section 2.10   Treasury Securities. ..................................    15
   Section 2.11   Temporary Securities. .................................    15
   Section 2.12   Cancellation. .........................................    15
   Section 2.13   Global Securities. ....................................    15
   Section 2.14   Defaulted Interest. ...................................    16
   Section 2.15   CUSIP or ISIN Numbers. ................................    16

ARTICLE 3.   REDEMPTION AND PREPAYMENT...................................    16
   Section 3.01   Applicability of Article. .............................    16
   Section 3.02   Notices to Trustee. ...................................    16
   Section 3.03   Selection of Securities to Be Redeemed. ...............    17
   Section 3.04   Notice of Redemption. .................................    17
   Section 3.05   Effect of Notice of Redemption. .......................    17
   Section 3.06   Deposit of Redemption Price. ..........................    18
   Section 3.07   Securities Redeemed in Part. ..........................    18

ARTICLE 4.   COVENANTS...................................................    18
   Section 4.01   Payment of Securities. ................................    18
   Section 4.02   Maintenance of Office or Agency. ......................    18
   Section 4.03   Reports. ..............................................    19
   Section 4.04   Compliance Certificate. ...............................    19
   Section 4.05   Taxes. ................................................    19
   Section 4.06   Stay, Extension and Usury Laws. .......................    19

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   Section 4.07   Corporate Existence. ..................................    20
   Section 4.08   Payments for Consent. .................................    20
   Section 4.09   Designation of Restricted and Unrestricted
                     Subsidiaries. ......................................    20

ARTICLE 5.   SUCCESSORS..................................................    21
   Section 5.01   Merger, Consolidation, or Sale of Property. ...........    21
   Section 5.02   Successor Corporation Substituted. ....................    23

ARTICLE 6.   DEFAULTS AND REMEDIES.......................................    23
   Section 6.01   Events of Default. ....................................    23
   Section 6.02   Acceleration. .........................................    24
   Section 6.03   Other Remedies. .......................................    24
   Section 6.04   Waiver of Past Defaults. ..............................    25
   Section 6.05   Control by Majority. ..................................    25
   Section 6.06   Limitation on Suits. ..................................    25
   Section 6.07   Rights of Holders to Receive Payment. .................    25
   Section 6.08   Collection Suit by Trustee. ...........................    25
   Section 6.09   Trustee May File Proofs of Claim. .....................    26
   Section 6.10   Priorities. ...........................................    26
   Section 6.11   Undertaking for Costs. ................................    26

ARTICLE 7.   TRUSTEE.....................................................    27
   Section 7.01   Duties of Trustee. ....................................    27
   Section 7.02   Rights of Trustee. ....................................    27
   Section 7.03   Individual Rights of Trustee. .........................    28
   Section 7.04   Trustee's Disclaimer. .................................    28
   Section 7.05   Notice of Defaults. ...................................    29
   Section 7.06   Reports by Trustee to Holders. ........................    28
   Section 7.07   Compensation and Indemnity. ...........................    29
   Section 7.08   Replacement of Trustee. ...............................    30
   Section 7.09   Successor Trustee by Merger, Etc. .....................    30
   Section 7.10   Eligibility; Disqualification; Different Trustees
                     for Different Series. ..............................    30
   Section 7.11   Preferential Collection of Claims Against Company. ....    30

ARTICLE 8.   LEGAL DEFEASANCE AND COVENANT DEFEASANCE....................    31
   Section 8.01   Applicability of Article. .............................    31
   Section 8.02   Legal Defeasance. .....................................    31
   Section 8.03   Covenant Defeasance. ..................................    31
   Section 8.04   Conditions to Legal or Covenant Defeasance. ...........    32

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   Section 8.05    Deposited Money and Government Securities To Be
                      Held in Trust; Other Miscellaneous Provisions. ....    32
   Section 8.06    Repayment to Company. ................................    33
   Section 8.07    Reinstatement. .......................................    33

ARTICLE 9.   AMENDMENT, SUPPLEMENT AND WAIVER............................    34
   Section 9.01    Without Consent of Holders of Securities. ............    34
   Section 9.02    With Consent of Holders of Securities. ...............    34
   Section 9.03    Effect of Supplemental Indenture. ....................    36
   Section 9.04    Compliance with Trust Indenture Act. .................    35
   Section 9.05    Revocation and Effect of Consents. ...................    35
   Section 9.06    Notation on or Exchange of Securities. ...............    36
   Section 9.07    Trustee to Sign Amendments, Etc. .....................    36

ARTICLE 10.  SUBSIDIARY GUARANTIES.......................................    36
   Section 10.01   Subsidiary Guaranty. .................................    36
   Section 10.02   Limitation on Subsidiary Guarantor Liability. ........    37
   Section 10.03   Execution and Delivery of Subsidiary Guaranty. .......    38
   Section 10.04   Release of Subsidiary Guarantor. .....................    38
   Section 10.05   Additional Subsidiary Guarantors. ....................    38

ARTICLE 11.  SINKING FUNDS...............................................    38
   Section 11.01   Applicability of Article. ............................    38
   Section 11.02   Satisfaction of Sinking Fund Payments
                      with Securities. ..................................    39
   Section 11.03   Redemption of Securities for Sinking Fund. ...........    40

ARTICLE 12.  SATISFACTION AND DISCHARGE..................................    40
   Section 12.01   Satisfaction and Discharge. ..........................    40
   Section 12.02   Deposited Money and Government Securities to be
                      Held in Trust; Other Miscellaneous Provisions. ....    41
   Section 12.03   Repayment to Company. ................................    40

ARTICLE 13.  MISCELLANEOUS...............................................    41
   Section 13.01   Trust Indenture Act Controls. ........................    41
   Section 13.02   Notices. .............................................    41
   Section 13.03   Communication by Holders of Securities with Other
                      Holders of Securities. ............................    42
   Section 13.04   Certificate and Opinion as to Conditions Precedent. ..    42
   Section 13.05   Statements Required in Certificate or Opinion. .......    42
   Section 13.06   Rules by Trustee and Agents. .........................    42

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   Section 13.07   No Personal Liability of Directors, Officers,
                      Employees and Stockholders. .......................     42
   Section 13.08   Governing Law. .......................................     43
   Section 13.09   No Adverse Interpretation of Other Agreements. .......     43
   Section 13.10   Successors. ..........................................     43
   Section 13.11   Severability. ........................................     43
   Section 13.12   Counterpart Originals. ...............................     43
   Section 13.13   Table of Contents, Headings, Etc. ....................     43
EXHIBIT A................................................................      1
FORM OF NOTATION OF GUARANTEE............................................      1
CROSS-REFERENCE TABLE*...................................................     II

EXHIBITS
   Exhibit A       FORM OF NOTATION OF GUARANTEE.........................    A-1